UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2016
Quad/Graphics, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	001-34806	39-1152983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N61 W23044 Harry's Way, Sussex, Wisconsin 53089-3995
(Address of principal executive offices, including zip code)

(414) 566-6000
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR §230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR §240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR §240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR §240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 18, 2016, pursuant to the direction of the Quad/Graphics Voting Trust, the Board of Directors (the "Board") of Quad/Graphics, Inc. (the "Company") elected Stephen M. (Steve) Fuller and John C. Fowler to the Board. Messrs. Fuller and Fowler have not yet been appointed to serve on any Committees of the Board.

For information on "related person transactions" relating to Mr. Fowler, please see the Company's definitive proxy statement for its 2016 annual meeting of shareholders, filed with the Securities and Exchange Commission on April 8, 2016, under the caption "Corporate Governance—Certain Other Relationships and Related Person Transactions."

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Prior to the election of the new directors described in Item 5.02 of this Current Report on Form 8-K, the Board approved an amendment to Section 3.01 of Article III of the Company's Amended Bylaws to increase the size of the Board from eight directors to ten directors. This amendment was effective on July 18, 2016.

Item 9.01.    Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

(3.1)	Amendment to the Amended Bylaws of Quad/Graphics, Inc. effective July 18, 2016

(3.2)	Amended Bylaws of Quad/Graphics, Inc., as amended through July 18, 2016

(99.1)	Press Release of Quad/Graphics, Inc., dated July 19, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 19, 2016

QUAD/GRAPHICS, INC.

		By:	/s/ Jennifer J. Kent
Jennifer J. Kent
Executive Vice President of Administration, General Counsel and Secretary

QUAD/GRAPHICS, INC.

Exhibit Index to Current Report on Form 8-K
Dated July 18, 2016

Exhibit
Number

(3.1)	Amendment to the Amended Bylaws of Quad/Graphics, Inc. effective July 18, 2016

(3.2)	Amended Bylaws of Quad/Graphics, Inc., as amended through July 18, 2016

(99.1)	Press Release of Quad/Graphics, Inc., dated July 19, 2016

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